CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Yuhe International, Inc.

We hereby consent to the incorporation by reference in Registration Statement No. 333-167246 on Form S-3 of our report dated March 31, 2011 with respect to the consolidated balance sheets of Yuhe International, Inc. as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009.

/s/ CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
March 31, 2011